Exhibit 10.1

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Agreement is made as of June 19, 2017 by and between Constellation Alpha Capital Corp. (the “Company”) and Continental Stock Transfer & Trust Company (“Trustee”).

WHEREAS, the Company’s registration statement on Form S-1, No. 333-218093 (“Registration Statement”) for its initial public offering of securities (“IPO”) has been declared effective as of the date hereof (“Effective Date”) by the Securities and Exchange Commission (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement); and

WHEREAS, Cowen and Company, LLC (“Cowen”) is acting as the representative of the underwriters in the IPO pursuant to an underwriting agreement between the Company and Cowen, as representative of the underwriters (“Underwriting Agreement”);

WHEREAS, simultaneously with the IPO, Centripetal, LLC (the “Sponsor”) and Cowen, and or their respective designees (collectively, the “Private Purchasers”) will be purchasing an aggregate of 505,000 units (“Initial Private Units”) from the Company for an aggregate purchase price of $5,050,000; and

WHEREAS, in the event the underwriters exercises their over-allotment option in full or in part, the Sponsor will purchase up to an aggregate of an additional 56,250 units (“Over-Allotment Private Units,” together with the Initial Private Units, the “Private Units”) for an aggregate purchase price of up to $562,500; and

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Amended and Restated Memorandum and Articles of Association, $126,250,000 of the net proceeds of the IPO and sale of the Private Units ($145,187,500 if the underwriters’ over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the holders of the Company’s ordinary shares, no par value per share (“Ordinary Shares”), issued in the IPO as hereinafter provided (the amounts to be delivered to the Trustee will be referred to herein as the “Property”; the shareholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Shareholders,” and the Public Shareholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property, up to $4,375,000 (or $5,031,250 if the underwriters’ over-allotment option is exercised in full), is attributable to deferred underwriting discounts and commissions that may become payable by the Company to the underwriters upon the consummation of an initial business combination (as described in the Registration Statement, a “Business Combination”) (the “Deferred Discount”);

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

IT IS AGREED:

1.	Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a)     Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in a segregated trust account (“Trust Account”) established by the Trustee at JP Morgan Chase Bank, NA located in the United States and at a brokerage institution selected by the Trustee that is satisfactory to the Company;

(b)     Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)     In a timely manner, upon the written instruction of the Company, invest and reinvest the Property in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 180 days or less, and/or in any open ended investment company registered under the Investment Company Act that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3), and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act, which invest only in direct U.S. government treasury obligations; it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder;

(d)     Collect and receive, when due, all principal, interest or other income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e)     Promptly notify the Company and Cowen of all communications received by the Trustee with respect to any Property requiring action by the Company;

(f)      Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of its tax returns;

(g)     Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h)     Render to the Company monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account; and

(i)     Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer or Chairman of the Board and Secretary or Assistant Secretary, affirmed by counsel for the Company and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest (which interest shall be net of any taxes payable and up to $50,000 of interest that may be released to the Company to pay dissolution expenses, if applicable, it being understood that the Trustee has no obligation to monitor or question the Company’s position that an allocation has been made for taxes payable), only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the last date set forth in the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time (the “Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and the Property in the Trust Account, including interest (which interest shall be net of any taxes payable and less up to $50,000 of interest that may be released to the Company to pay dissolution expenses, if applicable), shall be distributed to the Public Shareholders as of the Last Date.

(j)      Upon receipt of an Amendment Notification Letter (defined below), distribute to Public Shareholders who exercised their redemption rights in connection with an Amendment (defined below) an amount equal to the pro rata share of the Property relating to the shares for which such Public Stockholders have exercised redemption rights in connection with such Amendment.

2.	Limited Distributions of Income from Trust Account.

(a)     Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C, the Trustee shall distribute to the Company the amount of interest income earned on the Trust Account requested by the Company to cover any tax obligation owed by the Company.

(b)     Upon written request from the Company following the Last Date, which may be given in a form substantially similar to that attached hereto as Exhibit D, signed on behalf of the Company by two of the Company’s executive officers, the Trustee shall distribute to the Company up to $50,000 of interest income earned on the Property and requested by the Company to cover expenses directly related to the Company’s liquidation (i.e., only those expenses incurred after the Last Date attributable to the Company’s liquidation); provided, however, that the Company will not be allowed to withdraw interest income earned on the trust account pursuant to this Section 2(b) unless there are sufficient funds available to pay the Company’s tax obligations on such interest income or otherwise then due at that time.

(c)     The limited distributions referred to in Sections 2(a) and 2(b) above shall be made only from income collected on the Property. Except as provided in Sections 2(a) and 2(b) above, no other distributions from the Trust Account shall be permitted except in accordance with Section 1(i) or 1(j) hereof.

(d)     The Company shall provide Cowen with a copy of any Termination Letters and/or any other correspondence that it issues to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after such issuance.

3.	Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a)     Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President or Chief Financial Officer. In addition, except with respect to its duties under paragraphs 1(i), 1(j), 2(a) and 2(b) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b)     Subject to the provisions of Sections 5 and 7(g) of this Agreement, hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any claim, potential claim, action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c)     Pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Sections 2(a) and 2(b) as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that any fees owed to the Trustee shall be deducted by the Trustee from the disbursements made to the Company pursuant to Sections 1(i) solely in connection with the consummation of a Business Combination. Otherwise, fees and disbursements shall be paid by the Company from other funds held outside the Trust Account. The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date;

(d)     In connection with any vote of the Company’s shareholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of tabulating shareholder votes verifying the vote of the Company’s shareholders regarding such Business Combination;

(e)     In the event that the Company directs the Trustee to commence liquidation of the Trust Account pursuant to Section 1(i), the Company agrees that it will not direct the Trustee to make any payments that are not specifically authorized by this Agreement;

(f)      Within five business days after Cowen, on behalf of the underwriters in the IPO, exercise the over-allotment option (or any unexercised portion thereof) or such over-allotment option expires, provide the Trustee with a notice in writing (with a copy to Cowen) of the total amount of the Deferred Discount;

(g)     If the Company seeks to amend any provisions of its Memorandum and Articles of Association relating to shareholders’ rights or pre-Business Combination activity (including the substance and time within which the Company has to complete a Business Combination) (in each case, an “Amendment”), the Company will provide the Trustee with a letter (an “Amendment Notification Letter”) in the form of Exhibit E providing instructions for the distribution of funds to Public Stockholders who exercise their redemption option in connection with such Amendment.

4.	Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a)     Take any action with respect to the Property, other than as directed in paragraphs 1 and 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

(b)     Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c)     Change the investment of any Property, other than in compliance with paragraph 1(c);

(d)     Refund any depreciation in principal of any Property;

(e)     Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f)      The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as and with reasonable care to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g)     Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement; and

(h)     File local, state and/or Federal tax returns or information returns with any taxing authority on behalf of the Trust Account and payee statements with the Company documenting the taxes, if any, payable by the Company or the Trust Account, relating to the income earned on the Property.

(i)      Pay any taxes on behalf of the Trust Account (it being expressly understood that the Property, other than accrued interest to the extent otherwise provided by this Agreement, shall not be used to pay any such taxes and that such taxes, if any, shall be paid by the Company from funds not held in the Trust Account or released to it under Section 2(a) hereof).

(j)      Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this agreement and that which is expressly set forth herein.

(k)     Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Section 1(i), 1(j), 2(a) or 2(b) above.

5.             Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 3(b) or Section 3(c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account

6.	Termination. This Agreement shall terminate as follows:

(a)     If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b)     At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of paragraph 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Paragraph 3(b).

7.	Miscellaneous.

(a)      The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon all information supplied to it by the Company, including account names, account numbers and all other identifying information relating to a beneficiary, beneficiary’s bank or intermediary bank. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the wire.

(b)     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, applicable to contracts wholly performed within the borders of such states and without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument. The Company hereby appoints, without power of revocation, Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, New York 10105, Fax No.: (212) 370-7889, Attn: Stuart Neuhauser, Esq., as their respective agent to accept and acknowledge on its behalf service of any and all process which may be served in any arbitration, action, proceeding or counterclaim in any way relating to or arising out of this Agreement. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

(c)     This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Sections 1(i), 1 (j), 2(a) and 2(c) (which may not be modified, amended or deleted without the affirmative vote of at least 65% of the then outstanding Ordinary Shares attending and voting on such amendment at the relevant meeting; provided that no such amendment will affect any Public Shareholder who has otherwise indicated his election to redeem his, her or its Ordinary Shares in connection with a shareholder vote sought to amend this Agreement to extend to the time he, she or its would be entitled to a return of his pro rata amount in the Trust Account), this Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of Cowen. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury. The Trustee may require from Company counsel an opinion as to the propriety of any proposed amendment.

(d)     The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder.

(e)     Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer

&Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Steven Nelson and Frank Di Paolo

Fax No.: (212) 509-5150

if to the Company, to:

Constellation Alpha Capital Corp.

Emerald View, Suite 400

2054 Vista Parkway

West Palm Beach, FL 33411

Rajiv Shukla, Chief Executive Officer and Chairman of the Board

in either case with a copy to:

Cowen and Company, LLC

599 Lexington Avenue, 27th Floor

New York, New York 10022

Attn: Bradley R. Friedman

Fax No. 646-562-1124

(f)      This Agreement may not be assigned by the Trustee without the prior consent of the Company.

(g)     Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance. In the event that the Trustee has a claim against the Company under this Agreement, the Trustee will pursue such claim solely against the Company and not against the Property held in the Trust Account.

(h)     This Agreement is the joint product of the Trustee and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

(i)      This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

(j)      Each of the Company and the Trustee hereby acknowledges that Cowen, on behalf of the several underwriters, is a third party beneficiary of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis E. Wolf, Jr.
Name: Francis E. Wolf, Jr.
Title: Vice President

CONSTELLATION ALPHA CAPITAL CORP.

By:	/s/ Rajiv Shukla
Name: Rajiv Shukla
Title: Chief Executive Officer and Chairman

[Signature Page to Investment Management Trust Agreement]

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	$1,500
Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$9,000
Transaction processing fee for disbursements to Company under Section 2	Deduction by Trustee from accumulated income following disbursement made to Company under Section 2	$250
Paying Agent services as required pursuant to section 1(i)	Billed to Company upon delivery of service pursuant to section 1(i)	Prevailing rates

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer

&Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Steven Nelson and Francis E. Wolf, Jr.

Re:	Trust Account No. –[_____] Termination Letter

Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between Constellation Alpha Capital Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of June 19, 2017 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement (“Business Agreement”) with __________________ (“Target Business”) to consummate a business combination with Target Business (“Business Combination”) on or about [insert date]. The Company shall notify you at least 48 hours in advance of the actual date (or such shorter time as you may agree) of the consummation of the Business Combination (“Consummation Date”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account investments on __________ and to transfer the proceeds to the above-referenced account at JP Morgan Chase Bank to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that Cowen (with respect to the Deferred Discount) and the Company shall direct on the Consummation Date. It is acknowledged and agreed that while the funds are on deposit in the trust account awaiting distribution, neither Cowen nor the Company will earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, and (ii) the Company shall deliver to you (a) [an affidavit] [a certificate] of __________________, which verifies the vote of the Company’s shareholders in connection with the Business Combination if a vote is held and (b) joint written instructions from it and Cowen with respect to the transfer of the funds held in the Trust Account (“Instruction Letter”), including payment of the Deferred Discount from the Trust Account. You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel's letter and the Instruction Letter, (x) to Cowen in an amount equal to the Deferred Discount as directed by Cowen and (y) the remainder in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

CONSTELLATION ALPHA CAPITAL CORP.

By:

And
AGREED TO AND
ACKNOWLEDGED BY

COWEN AND COMPANY, LLC

By:

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer

&Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Steven Nelson and Francis E. Wolf, Jr.

Re:	Trust Account No. [insert no.]___ - Termination Letter

Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between Constellation Alpha Capital Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of June 19, 2017 (“Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination with a Target Company within the time frame specified in the Company’s Amended and Restated Memorandum and Articles of Association, as described in the Company’s prospectus relating to its IPO. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all the Trust Account investments on ______________ and to transfer the total proceeds to the Trust Checking Account at JP Morgan Chase Bank, NA to await distribution to the Public Shareholders. The Company has selected ____________, 20__ as the record date for the purpose of determining the Public Shareholders entitled to receive their share of the liquidation proceeds. It is acknowledged that no interest will be earned by the Company on the liquidation proceeds while on deposit in the Trust Checking Account. You agree to be the Paying Agent of record and in your separate capacity as Paying Agent, to distribute said funds directly to the Public Shareholders in accordance with the terms of the Trust Agreement and the Amended and Restated Memorandum and Articles of Association of the Company. Upon the distribution of all the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated.

Very truly yours,

CONSTELLATION ALPHA CAPITAL CORP.

By:

cc:  Cowen and Company, LLC

EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer

&Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Steven Nelson and Francis E. Wolf, Jr.

Re:	Trust Account No. [insert no.]___

Gentlemen:

Pursuant to paragraph 2(a) of the Investment Management Trust Agreement between Constellation Alpha Capital Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of June 19, 2017 (“Trust Agreement”), the Company hereby requests that you deliver to the Company $_______ of the interest income earned on the Property as of the date hereof. The Company needs such funds to pay for its tax obligations. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

CONSTELLATION ALPHA CAPITAL CORP.

By:

cc: Cowen and Company, LLC

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer

&Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Steven Nelson and Francis E. Wolf, Jr.

Re:     Trust Account No. [______]

Gentlemen:

Pursuant to Section 2(b) of the Investment Management Trust Agreement between Constellation Alpha Capital Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of June 19, 2017 (“Trust Agreement”), the Company hereby requests that you deliver to the Company $[          ] of the interest income earned on the Property as of the date hereof, which does not exceed, in the aggregate with all such prior disbursements pursuant to Section 2(b), if any, the maximum amount set forth in Section 2(b). The Company needs such funds to pay its expenses relating to its liquidation. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

CONSTELLATION ALPHA CAPITAL CORP.

By:

cc: Cowen and Company, LLC

EXHIBIT E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer

&Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Steven Nelson and Francis E. Wolf, Jr.

Re:     Trust Account No. [______]

Gentlemen:

Reference is made to the Investment Management Trust Agreement between Constellation Alpha Capital Corp. (“Company”) and Continental Stock Transfer & Trust Company, dated as of June 19, 2017 (“Trust Agreement”). Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

Pursuant to Sections 1(j) and 3(g) of the Trust Agreement, this is to advise you that the Company has sought an Amendment. Accordingly, in accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account on [ ] and to transfer $_____ of the proceeds of the Trust to the Trust Checking Account at JP Morgan Chase Bank, NA for distribution to the shareholders that have requested redemption of their shares in connection with such Amendment. The remaining funds shall be reinvested by you as previously instructed.

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

CONSTELLATION ALPHA CAPITAL CORP.

By:

cc: Cowen and Company, LLC